Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement No. 333-260458 on Form S-1/A of our report dated March 31, 2022, relating to the financial statements of BlackSky Technology Inc. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

McLean, VA

April 4, 2022